NEWS RELEASE
PHIL LYNCH	JAY KOVAL
VICE PRESIDENT	VICE PRESIDENT
DIRECTOR CORPORATE COMMUNICATIONS	DIRECTOR INVESTOR
AND PUBLIC RELATIONS	RELATIONS
502-774-7928	502-774-6903

BROWN-FORMAN TO SELL SOUTHERN COMFORT AND TUACA
TO SAZERAC FOR $544 MILLION

Louisville, KY, (January 14, 2016 - Brown-Forman Corporation (NYSE: BFA, BFB) announced today that it has reached an agreement to sell its Southern Comfort and Tuaca trademarks to Sazerac for $543.5 million.

Brown-Forman Chief Executive Officer Paul Varga said the decision to sell these brands reflects the company’s evolving portfolio strategy and a continuation of its efforts to focus resources on its highest strategic priorities. Brown-Forman has actively managed its portfolio over the last decade by developing, acquiring and divesting specific brands and categories with the aim of improving the growth and value creation prospects for its business.

“We’re proud of the work undertaken over the years by our employees and partners on behalf of Southern Comfort and Tuaca,” stated Varga. “Both brands played important roles in the Brown-Forman success story, and we will have fond memories of the enjoyment they brought to consumers, our partners, and to Brown-Forman.”

Brown-Forman has marketed Southern Comfort since acquiring the brand in 1979. The company acquired Tuaca in two transactions, completing the purchase in 2002.

“We are very excited about the opportunity to acquire such iconic brands. Brown-Forman has done an excellent job of building both brands over the years and we are looking forward to many more years of successful brand building.” said Mark Brown, President / CEO of the Sazerac Company.

The sale of these brands is expected to close by March 1, 2016 resulting in a one-time operating income gain for Brown-Forman of approximately $475 million in fiscal 2016. The transaction, which is subject to regulatory clearance in the U.S. and customary closing conditions, will be discussed in further detail during Brown-Forman’s March conference call following the issuance of its third quarter earnings release.

Goldman, Sachs & Co. and Gibson Dunn & Crutcher LLP advised Brown-Forman in this transaction.

Cooley LLP provided legal advice to Sazerac. Wells Fargo Securities provided Sazerac financial advice and led the committed financing for the transaction.

Brown-Forman
For more than 145 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel’s Tennessee Whiskey, Jack Daniel’s & Cola, Jack Daniel’s Tennessee Honey, Gentleman Jack, Jack Daniel’s Single Barrel, Finlandia, Southern Comfort, Korbel, el Jimador, Woodford Reserve, Canadian Mist, Herradura, New Mix, Sonoma-Cutrer, Early Times, and Chambord. Brown-Forman’s brands are supported by nearly 4,400 employees and sold in approximately 160 countries worldwide. For more information about the company, please visit http://www.brown-forman.com.

About the Sazerac Company
Sazerac is one of New Orleans’ oldest family owned, privately held companies and has operations in New Orleans, Louisiana; Frankfort, Bardstown, Louisville and Owensboro, Kentucky; Fredericksburg, Virginia; Carson, California; Baltimore, Maryland; Lewiston, Maine; Manchester, New Hampshire; and Montreal Canada. For more information on Sazerac, please visit http://www.sazerac.com.

Important Information on Forward-Looking Statements:
This press release contains statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “plan,” “potential,” “project,” “pursue,” “see,” “seek,” “should,” “will,” and similar words identify forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and uncertainties include, but are not limited to:

•
Unfavorable global or regional economic conditions, and related low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations

•
Risks associated with being a U.S.-based company with global operations, including commercial, political and financial risks; local labor policies and conditions; protectionist trade policies or economic or trade sanctions; compliance with local trade practices and other regulations, including anti-corruption laws; terrorism; and health pandemics

•	Fluctuations in foreign currency exchange rates, particularly a stronger U.S. dollar

•	Changes in laws, regulations, or policies - especially those that affect the production, importation, marketing, labeling, pricing, distribution, sale, or consumption of our beverage alcohol products

•
Tax rate changes (including excise, sales, VAT, tariffs, duties, corporate, individual income, dividends, capital gains) or changes in related reserves, changes in tax rules (for example, LIFO, foreign income deferral, U.S. manufacturing and other deductions) or accounting standards, and the unpredictability and suddenness with which they can occur

•	Dependence upon the continued growth of the Jack Daniel’s family of brands

•
Changes in consumer preferences, consumption or purchase patterns - particularly away from larger producers in favor of smaller distilleries or local producers, or away from brown spirits, our premium products, or spirits generally, and our ability to anticipate or react to them; bar, restaurant, travel or other on-premise declines; shifts in demographic trends; unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation

•	Decline in the social acceptability of beverage alcohol products in significant markets

•	Production facility, aging warehouse or supply chain disruption

•	Imprecision in supply/demand forecasting

•	Higher costs, lower quality or unavailability of energy, water, raw materials, product ingredients, labor or finished goods

•	Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher implementation-related or fixed costs

•	Inventory fluctuations in our products by distributors, wholesalers, or retailers

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Competitors’ consolidation or other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks

•	Risks associated with acquisitions, dispositions, business partnerships or investments - such as acquisition integration, or termination difficulties or costs, or impairment in recorded value

•	Inadequate protection of our intellectual property rights

•	Product recalls or other product liability claims; product counterfeiting, tampering, contamination, or product quality issues

•	Significant legal disputes and proceedings; government investigations (particularly of industry or company business, trade or marketing practices)

•	Failure or breach of key information technology systems

•	Negative publicity related to our company, brands, marketing, personnel, operations, business performance or prospects

•	Failure to attract or retain key executive or employee talent

•	Our status as a family “controlled company” under New York Stock Exchange rules

For further information on these and other risks, please refer to the “Risk Factors” section of our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.